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                                                                   EXHIBIT 10(d)


                                     (LOGO)




                                BANK OF MONTREAL




                            MID-TERM INCENTIVE PLAN


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                    BANK OF MONTREAL MID-TERM INCENTIVE PLAN

1. Purpose. The Plan is intended to enhance the Bank's ability to attract and retain high quality employees and to provide a strong incentive to employees to achieve the Bank's governing objective of maximizing value for its shareholders.

2. Definitions. As used in the Plan, the following terms have the respective meanings:

     "Account" means an account maintained for each Participating Employee on the books of the Bank which will be credited with Performance Share Units and Dividend Equivalents, in accordance with the terms of the Plan.

     "Allocation Date" means, for awards of Performance Share Units (if any) made in respect of a year, the date on which awards of those Performance Share Units are approved by the HRMCC.

     "Bank" means Bank of Montreal.

     "Board" means the Board of Directors of the Bank.

     "Common Share" means a common share of the Bank.

     "Performance Share Unit" means a bookkeeping entry equivalent in value to a Common Share, credited to a Participating Employee's Account in accordance with paragraph 4 of the Plan.

     "Dividend Equivalent" means a bookkeeping entry equivalent in value to a dividend paid on a Common Share, credited to a Participating Employee's Account in accordance with paragraph 8 of the Plan.

     "HRMCC" means the Human Resources and Management Compensation Committee of the Board.

     "Participating Employee" means an employee eligible to participate in the Plan in accordance with paragraph 3 of the Plan.

     "Payable Date" means the date on which the Performance Share Units held in a Participating Employee's Account are payable in accordance with paragraph 7 of the Plan.

     "Peer Group" means, in respect of the awards made in the Bank's fiscal year 2000, The Royal Bank of Canada, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, Toronto-Dominion Bank and National Bank of Canada. For future awards under the Plan, the HRMCC may modify the Peer Group by adding or subtracting such companies as it considers appropriate in its sole discretion.

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     "Peer Group Index" means the TSR of the Peer Group.

     "Performance Factor Schedule" means the schedule of Performance Factors set out herein:

     Bank of Montreal TSR equals                          Performance Factor
     ---------------------------                          ------------------
     Peer Group Index plus 6% or more                            250%
     Peer Group Index plus 5%                                    225%
     Peer Group Index plus 4%                                    200%
     Peer Group Index plus 3%                                    175%
     Peer Group Index plus 2%                                    150%
     Peer Group Index plus 1%                                    125%
     Peer Group Index                                            100%
     Peer Group Index less 1%                                     75%
     Peer Group Index less 2%                                     50%
     Peer Group Index less more than 2%                            0%



     Where the actual Bank of Montreal TSR amount falls between two of the percentage amounts indicated in the left hand column above, the corresponding actual Performance Factor shall be determined by interpolation of the two Performance Factors, in the right hand column above, corresponding to the two Bank of Montreal TSR amounts, in the left hand column, immediately above and below the actual Bank of Montreal TSR. For example, if the actual Bank of Montreal TSR is Peer Group Index plus 1.5%, the actual Performance Factor is 137.5%, or if the actual Bank of Montreal TSR is Peer Group Index plus 1.75%, the actual Performance Factor is 143.75%.

     "Plan" means the Bank of Montreal Mid-Term Incentive Plan.

     "Share Price" means the closing price of a share on the Toronto Stock Exchange averaged over all trading days in the 90 day period immediately preceding either the Allocation Date or the Payable Date, as applicable.

     "TSR" (Total Shareholder Return) means the annualized total return on $100 invested in either common shares of the Bank, or a basket of common shares of all companies in the Peer Group, as the case may be, including:

          (i) any change in the Share Price between the Allocation Date and the Payable Date, plus

          (ii) the value of dividends paid on common shares over the period assuming these dividends are reinvested in additional common shares.

     Note: In the case of the Peer Group, the aforementioned $100 shall be divided by the number of companies in the Peer Group to determine the initial amount to be invested in common shares for each company in the Peer Group.

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3.   Participating Employees. HRMCC shall, in its sole discretion, determine which employees will participate in the Plan in any year and the amount of Performance Share Units to be awarded to Participating Employees. The HRMCC may delegate this authority to the Chief Executive Officer of the Bank, subject to any conditions it considers appropriate.

4. Awards of Performance Share Units. Subject to receipt of the acknowledgement referred to in paragraph 5 of the Plan, the HRMCC shall make an annual determination, in its sole discretion, as to the number of Performance Share Units, if any, to be credited to each Participating Employee's Account. Any such Performance Share Units awarded in a year shall be valued based on the Share Price as of the Allocation Date.

5. Acknowledgement. A Participating Employee shall complete and deliver a written acknowledgement in the form attached to the Plan (or a similar form as determined by the HRMCC) to the Executive Services Department of the Bank within 90 days of the date the Participating Employee receives advice of his or her award. If the acknowledgement is not so delivered within this time, the HRMCC reserves the right to revoke the crediting of Performance Share Units to the Participating Employee's Account.

6. Taxes and Other Source Deductions. The Bank or its subsidiary, as applicable, shall be authorized to deduct from any amount paid under the Plan such taxes and other amounts as it may be required by law to withhold, in such manner as it determines (the "Applicable Withholding Taxes").

7. Payable Date. Subject to the other terms of the Plan, Performance Share Units shall be payable on the third anniversary date after their Allocation Date and for purposes of this provision, Performance Share Units that have been awarded as Dividend Equivalents pursuant to paragraph 8 of the Plan shall be deemed to have the same Allocation Date as the Performance Share Units to which they relate.

8. Award of Dividend Equivalents. Dividend Equivalents will be awarded in respect of Performance Share Units in a Participating Employee's Account on the same basis as dividends declared and paid on Common Shares, as if the Participating Employee was a shareholder of record of Common Shares on the relevant record date. These Dividend Equivalents will be credited to the Participating Employee's Account as additional Performance Share Units (or fractions thereof), with the number of additional Performance Share Units based on a) the actual amount of dividends that would have been paid if the Participating Employee had held Common Shares under the Plan on the applicable record date divided by b) the closing price for Common Shares on the Toronto Stock Exchange on the date on which the dividends on Common Shares are payable. For greater certainty, no Performance Share Units representing Dividend Equivalents will be credited to a Participating Employee's Account in relation to Performance Stock Units that have been previously cancelled or paid out of the Plan.





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9.   Adjustments and Reorganizations. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Bank assets to shareholders, or any other change affecting shares, such proportionate adjustments, if any, as HRMCC in its discretion may deem appropriate to reflect such change, shall be made with respect to the number of Performance Share Units outstanding under the Plan. In the event the Bank is not the surviving entity of a merger, consolidation or amalgamation with another entity or in the event of liquidation, reorganization and in the absence of any surviving entity's assumption of outstanding awards made under the Plan, HRMCC may provide for appropriate settlements of Participating Employees' Accounts.

10. Payments. As soon as practicable after each Payable Date, and in any event no later than December 31 of the third calendar year following the year in respect of which the award was made, a Participating Employee shall receive a lump sum payment equal to the amount obtained by multiplying the Share Price on the Payable Date by the number of Performance Share Units in the Participating Employee's Account that became payable on the Payable Date, multiplied by the applicable Performance Factor outlined in the Performance Factor Schedule corresponding to the applicable Bank of Montreal TSR, less any Applicable Withholding Taxes. Upon payment of the foregoing, the Performance Share Units upon which such payment was based shall be cancelled and no further payments shall be made from the Plan in relation to such Performance Share Units.

11.  Retirement, Long Term Disability or Death. If while employed by the
     Bank or its subsidiary, a Participating Employee either: (a) retires from employment with the Bank or its subsidiary or; (b) becomes eligible for long-term disability under the terms of a long-term disability plan sponsored by the Bank or its subsidiary or; (c) dies, before all of the Performance Share Units credited to the Participating Employee's Account have become payable or are cancelled pursuant to any other provision of the Plan, such Participating Employee shall be deemed to continue to be a Participating Employee for purposes of the Plan, but shall not be entitled to participate in any further grant of Performance Share Units under paragraphs 3 and 4. For greater certainty and for purposes of this paragraph, so long as a Participating Employee continues to be deemed a Participating Employee, paragraphs 8 and 10 apply to such Participating Employee. In the event of death, payment shall be made, when payable in accordance with paragraph 10 of the Plan, to the deceased Participating Employee's estate or legal representative thereof.

12. Termination Without Cause. If a Participating Employee is terminated without cause from the Bank or its subsidiary as determined by the HRMCC in its sole discretion before all of the Performance Share Units credited to the Participating Employee's Account have become payable or are cancelled pursuant to any other provision of the Plan, such Participating Employee shall be deemed to continue to be a Participating Employee for purposes of the Plan but shall not be entitled to participate in any further grant of Performance Share Units under paragraphs 3 and 4. For greater certainty, so long as a Participating Employee continues to be deemed a Participating Employee for purposes of this paragraph, paragraphs 8, 10 and paragraph 11 relating to death of the Participating Employee apply to such Participating Employee.

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13.  Other Termination of Employment. If the employment of a Participating
     Employee with the Bank or its subsidiary is terminated for cause or for any reason other than by retirement, long term disability, death or termination without cause, as determined by the HRMCC in its sole discretion, as described above in paragraphs 11 and 12, before all of the Performance Share Units credited to the Participating Employee's Account have become payable or are cancelled pursuant to any other provision of the Plan, such Participating Employee shall forfeit any Performance Share Units that remain credited in his or her Account and shall not be entitled to any Dividend Equivalents in relation to such forfeited Performance Share Units and shall not be entitled to any further payments from the Plan. Such forfeited Performance Share Units and the related Dividend Equivalents shall be cancelled.

14. Unfunded Plan. Unless otherwise determined by the HRMCC, the Plan shall be unfunded. To the extent any Participating Employee or his or her estate holds any rights by virtue of a grant of Performance Share Units under the Plan, such rights (unless otherwise determined by the HRMCC) shall be no greater than the rights of an unsecured creditor of the Bank.

15. Administration. The Plan shall be administered by the senior officer responsible for Human Resources of the Bank. Such officer is authorized to interpret the Plan, to establish any rules and regulations relating to the Plan that are not inconsistent with the Plan, to amend or rescind any such rules and regulations from time to time, and to make any other determinations that he or she deems necessary or desirable for the administration of the Plan.

16. Plan Amendment. The HRMCC may amend the Plan as deemed necessary or desirable; however, no such amendment shall, in the opinion of the HRMCC adversely affect the interests of the Participating Employees or cause or permit Performance Share Units and the related Dividend Equivalents held in Participating Employees' Accounts at the time of such amendment to be converted to an arrangement that is of less than comparable value to the Participating Employees. The HRMCC may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent deemed necessary or desirable.

17. Plan Termination. The HRMCC may decide to discontinue granting awards under the Plan at any time in which case no further Performance Share Units shall be awarded or credited under paragraphs 3 and 4 of the Plan. Any Performance Share Units which remain outstanding in a Participating Employee's Account at that time shall continue to be dealt with subject to the terms of the Plan. For greater certainty, Dividend Equivalents shall continue to be awarded, as appropriate, in respect of such outstanding Performance Share Units pursuant to paragraph 8 of the Plan. The Plan shall terminate when all payments owing pursuant to paragraph 10 of the Plan have been made and all Performance Share Units have been cancelled in all Participating Employees' Accounts, or on any earlier date as determined by the HRMCC; however, if terminated on an earlier date, any Performance Share Units held in Participating Employees' Accounts at the time of termination shall be converted to an arrangement that, in the opinion of the HRMCC, is of comparable value to the Participating Employees.


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18.  Final Determination. Any determination or decision by or opinion of the
     HRMCC or the Chief Executive Officer of the Bank or the senior officer responsible for Human Resources of the Bank made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participating Employees under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in paragraph 16 of the Plan.

19. No Right to Employment. Participation in the Plan shall not be construed to give any Participating Employee a right to be retained in the employment of the Bank or a subsidiary of the Bank.

20. No Other Benefit. No amount will be paid to, or in respect of, a Participating Employee under the Plan to compensate for a downward fluctuation in the price of Common Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participating Employee for such purpose.

21.  No Shareholder Rights. Under no circumstances shall Performance Share
     Units be considered Common Shares nor shall they entitle any Participating Employee to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Participating Employee be considered the owner of Common Shares by virtue of the award of Performance Share Units.

22.  Determination of Value if Common Shares Not Publicly Traded. Should
     Common Shares no longer be publicly traded at any time such that the amount of payment cannot be determined in accordance with the formula set out in the Plan, such amount shall be determined by the HRMCC.

23.  Reorganization of the Bank. The existence of any Performance Share
     Units shall not affect in any way the right or power of the Bank or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Bank's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Bank or to create or issue any bonds, debentures, shares or other securities of the Bank or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Bank or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

24. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Bank and its subsidiaries.

25. General Restrictions and Assignment. Except as required by law, the rights of a Participating Employee under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participating Employee.

26. Interpretation. In this text words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.


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27.  Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

28. Currency. All amounts paid or values to be determined under the Plan shall be in Canadian dollars.

29. Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

30.  Effective Date. The Plan is effective as of December 1, 1999.